Exhibit 23.6

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 6, 2020

Petróleo Brasileiro S.A.—Petrobras
Av. República do Chile, 65
Rio de Janeiro, RJ 20031-912
Brazil

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth in the Registration Statement on Form F-4, filed on the date hereof by Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. (together, the Registrants), under the heading “Experts,” to the incorporation by reference of the other references to our firm contained under the headings “Glossary—Glossary of certain terms used in this Annual Report,” “Our Business—Exploration and Production—Reserves,” and “Additional Information,” and to the inclusion of our report of third party dated February 6, 2020, as Exhibit No. 99.1 in the Annual Report on Form 20-F of the Registrants for the year ended December 31, 2019.

Very truly yours,

By:	/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716